Exhibit 99.1

Contact:
David Baggs, Investor Relations
904-359-4812

CSX Corporation Announces Early Results
and Satisfaction of Minimum Condition of Exchange Offers

Jacksonville, Fla. – March 8, 2010 – CSX Corporation (NYSE:CSX; and “CSX”) today announced early results of its private offers to exchange certain of its outstanding debt securities (the “Existing Notes”) for a new series of 6.220% Notes due 2040 (the “New Notes”) and cash (the “Exchange Offers”). The approximate principal amounts of each series of Existing Notes that have been validly tendered for exchange, as of 5:00 p.m., New York City time, on March 5, 2010 (the “Early Exchange Date”), based on information provided by the exchange agent to CSX, are presented in the tables below. These tendered Existing Notes may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law. The amount of outstanding Existing Notes validly tendered and not validly withdrawn as of the Early Exchange Date, as reflected in the tables below, exceeded the minimum condition that CSX receive valid tenders, not validly withdrawn, of at least $400,000,000 aggregate principal amount of Existing Notes.

In accordance with the terms of the Exchange Offers, CSX will accept any and all of the debt securities listed in the following table (the “First Priority Existing Notes”):

First Priority Existing Notes Tendered

Title of Series / CUSIP Number	Maturity Date	Aggregate Principal Amount Outstanding	Approximate Aggregate Principal Amount Tendered as of March 5, 2010
7.450% Notes due 2038 / 126408GP2	4/1/2038	$400,000,000	$320,474,000
7.950% Debentures due 2027 / 126408BM4	5/1/2027	$272,614,000	$193,348,000
8.625% Debentures due 2022 / 126408AM5	5/15/2022	$115,712,000	$34,195,000

In accordance with the terms of the Exchange Offers, CSX will accept up to an aggregate principal amount of the debt securities listed in the following table (the “Second Priority Existing Notes”) equal to (i) $660,000,000 less (ii) the aggregate principal amount of First Priority Existing Notes tendered in the Exchange Offers:

Second Priority Existing Notes Tendered

Title of Series / CUSIP Number	Maturity Date	Aggregate Principal Amount Outstanding	Approximate Aggregate Principal Amount Tendered as of March 5, 2010
8.100% Debentures due 2022 / 126408AQ6	9/15/2022	$93,591,000	$24,510,000
7.900% Debentures due 2017 / 126408BL6	5/1/2017	$384,769,000	$123,866,000

The Exchange Offers will expire at 11:59 p.m., New York City time, on March 19, 2010, unless extended or terminated. In accordance with the terms of the Exchange Offers, the withdrawal deadline relating to the Exchange Offers occurred at 5:00 p.m., New York City time, on March 5, 2010. As a result, tendered Existing Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offers are being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated February 22, 2010 and the related letter of transmittal. The Exchange Offers are only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes who has certified its status as (1) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 (the "Securities Act"), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Documents relating to the Exchange Offers will only be distributed to holders of Existing Notes who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the Exchange Offers. Holders of Existing Notes who desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 714-3312.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

Forward-looking statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; and (vi) natural events such as severe weather conditions or pandemic health crises. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov.